Exhibit 99.1

REGENT SEVEN SEAS CRUISES ANNOUNCES SENIOR SECURED CREDIT FACILITY RE-PRICING AND PRELIMINARY FOURTH QUARTER 2013 RESULTS

MIAMI, FL January 29, 2014 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) announced its intention to hold an investor call today to re-price its existing senior secured credit facility. The meeting is preliminary in nature, and at this time the Company has not committed to complete a refinancing, nor can the Company state the terms on which any such refinancing would be achieved. The Company is also releasing preliminary financial results for the fourth quarter ended December 31, 2013.

•	Revenue for the fourth quarter of 2013 is expected to be between $110.2 million and $115.2 million compared to $117.2 million in the fourth quarter of 2012.

•	Net Yield for the fourth quarter of 2013 is expected to be between $416 and $434 compared to $405 in the fourth quarter of 2012.

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Capacity during the fourth quarter of 2013 was 166,880 Available Passenger Cruise Days compared to 173,880 in the fourth quarter of 2012, while occupancy increased to 93.7% during the fourth quarter of 2013 from 91.6% in the fourth quarter of 2012. The decrease in capacity in the fourth quarter of 2013 was due to the 10-day scheduled drydock of the Seven Seas Voyager.

Commenting on the fourth quarter preliminary financial results, the Company's Chairman and CEO, Frank Del Rio, stated, “We are pleased with our expected fourth quarter revenue, Net Yields and occupancy. Our continued focus on improvement was evident during the quarter as Seven Seas Voyager emerged from a scheduled drydock, undergoing a substantial renewal of its interior décor and setting the standard for luxury cruising."

Other preliminary key operating metrics for the fourth quarter of 2013 compared to the prior year are as follows:

•	Adjusted EBITDA is expected to be between $5.9 million and $9.0 million for the fourth quarter of 2013, compared to $9.6 million for the fourth quarter of 2012.

•	Capital expenditures for the fourth quarter of 2013 are expected to be between $11.2 million and $13.2 million compared with $2.1 million in the fourth quarter of 2012.

•	Cash balances are expected to be between $137.5 million and $139.5 million at the end of the fourth quarter of 2013 compared with $99.9 million at the end of the fourth quarter of 2012.

These fourth quarter preliminary results are based on management's initial analysis of the results of operations for the quarter ended December 31, 2013 and are subject to change based on the completion of the Company's normal annual audit procedures. The Company plans to report final results for the quarter ended December 31, 2013 during March 2014.

About Regent Seven Seas Cruises

Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 250 destinations around the globe.

About Prestige Cruise Holdings

Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Mike Hicks
Senior Director, Finance	Lou Hammond & Associates
305-514-2245	561-655-3836
jworth@prestigecruiseholdings.com	michaelh@lhammond.com

Terminology
Adjusted EBITDA is net income (loss) excluding depreciation and amortization, interest income, interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments in connection with the calculation of certain financial ratios in accordance with our credit agreements.

Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.

EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).

Gross Yield represents total revenue per APCD.

Net Per Diem represents Net Revenue divided by Passenger Days Sold.

Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.

Net Yield represents Net Revenue per APCD.

Occupancy is calculated by dividing Passenger Days Sold by APCD.

Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We utilize a variety of operational and financial metrics which are defined below to evaluate our performance and financial condition. We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Per Diems and Net Yields to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of our performance. Some of these measures are commonly used in the cruise industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within our industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
EBITDA and Adjusted EBITDA are used by management to measure operating performance of the business. Management believes EBITDA and Adjusted EBITDA, when considered along with other performance measures, are useful measures as they reflect certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While neither EBITDA nor Adjusted EBITDA is a recognized measure under GAAP, management uses these financial measures to evaluate and forecast our business performance. These non-GAAP financial measures have certain material limitations, including:

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They do not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

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They do not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA and Adjusted EBITDA, as defined, as only two of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.

We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our fourth quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, adverse economic conditions that may affect consumer demand for cruises, such as declines in the securities and real estate markets, declines in disposable income and consumer confidence, changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies, as well as non-cruise vacation alternatives; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; changes in interest rates, fuel costs, or foreign currency rates; the risks associated with operating internationally; changes in general economic, business and geopolitical conditions; the impact of changes in the global credit markets on our ability to borrow and our counter party credit risks, including with respect to our credit facilities, derivative instruments, contingent obligations and insurance contracts; the impact of problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; adverse events impacting the security of travel that may affect consumer demand for cruises, such as terrorist acts, acts of piracy, armed conflict and other international events, including political hostilities or war; the impact of the spread of contagious diseases; the impact of mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting from emergency ship repairs, as well as scheduled maintenance, repairs and refurbishment of our ships; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could, in each case, cause reputation harm, the modification of itineraries or cancellation of a cruise or series of cruises; the continued availability of attractive port destinations; our ability to attract and retain qualified shipboard crew members and key personnel; changes involving the corporate, tax, environmental, health, safety and other regulatory regimes in which we operate; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2013. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at http://www.rssc.com/about/investors/.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(unaudited)

The following table sets forth selected statistical information:

	Three Months Ended December 31
	2013	2012
Passenger Days Sold	156,427	159,285
APCD	166,880	173,880
Occupancy	93.7%	91.6%

Preliminary Adjusted EBITDA was calculated as follows (in thousands):

	Three Months Ended December 31
	2013 Range		2012

Net Loss	$(9,700)	$(13,700)	$(14,524)
Interest Income	(70)	(100)	(73)
Interest Expense	8,300	10,300	10,931
Depreciation and amortization	7,900	10,900	10,512
Income tax (benefit) expense, net	(60)	(70)	31
Other (income) expense	(600)	200	834
Equity-based compensation/ transactions (a)	50	250	331
Fuel hedge gain (b)	—	400	(67)
Loss on disposal (c)	80	220	—
Other addback expenses per credit agreement (d)	—	600	1,638
ADJUSTED EBITDA	$5,900	$9,000	$9,613

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(c)	Loss on disposal primarily represents asset write-offs during vessel drydocks.

(d)
Other addback expenses per credit agreement represents the net impact of time out of service as a result of unplanned repairs to vessels; expenses associated with consolidating corporate headquarters; certain professional fees and other costs associated with raising capital through debt and equity offerings; certain litigation fees; restructuring fees representing expenses associated with personnel changes, lease termination; and other corporate reorganizations to improve efficiencies.

Preliminary Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended December 31
Passenger ticket revenue	2013 Range		2012
Onboard and other revenue	$99,600	$102,600	$104,800
Total revenue	10,600	12,600	12,447
	110,200	115,200	117,247
Less:
Commission, transportation and other expense	38,400	39,400	44,346
Onboard and other expense	2,300	3,300	2,551
Net revenue	$69,500	$72,500	$70,350

Passenger Days Sold	156,427	156,427	159,285
APCD	166,880	166,880	173,880
Net Per Diem	$444.30	$463.47	$441.66
Gross Yield	660.35	690.32	674.30
Net Yield	416.47	434.44	404.59